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                                                                    EXHIBIT 21.1


                                 E3 CORPORATION
                              LIST OF SUBSIDIARIES


                                  E3 France SA
                                E3 Italia S.R.L.
                                  E3 Norden AB
                              E3 (Deutschland) GmbH
                             E3 North America, Inc.
                            E3 International Limited
                            E3 United Kingdom Limited
                          E3 Espana Incorporated, S.A.
                      Inventory Management Institute, Inc.